NEWBERRY FEDERAL SAVINGS BANK
                          SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT is adopted this 1st day of November, 2002, by and between NEWBERRY FEDERAL SAVINGS BANK, a federally-chartered savings bank located in Newberry, South Carolina (the "Bank"), and Steve P. Sligh (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

     The Bank and the Executive agree as follows:

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.1 "Benefit Amount" means $30,000.

     1.2 "Change of Control" means with respect to the Bank or Dutchfork Bancshares, Inc. (the "Company"), an event of a nature that: (i) results in a Change of Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof; or (ii) without limitation such a Change of Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction is consummated in which the Bank or Company is not the resulting entity.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Disability" means any mental or physical condition with respect to which the Executive qualifies for and receives benefits for under a long-term disability plan of the Company or the Bank, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Board of Directors, is reasonably expected to be of indefinite duration and to substantially prevent the Executive from fulfilling his or her duties or responsibilities to the Company or the Bank.

     1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, or following a Change of Control.

     1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.7 "Effective Date" means November 1, 2002.

     1.8 "Normal Retirement Age" means the final day (October 31st) of the Plan Year in which the Executive's 63rd birthday occurs.

     1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

     1.10 "Plan Year" means a twelve-month period commencing on November 1st and ending on October 31st of the following year. The initial Plan Year shall commence on the Effective Date of this Agreement.

     1.11 "Termination for Cause" See Section 5.2.

     1.12 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.

     1.13 "Vesting Percentage" means one hundred percent (100%).

                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other Lifetime Benefits under this Agreement.





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

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is the Benefit Amount.

          2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Executive's Normal Retirement Date, paying the annual benefit to the Executive for a period of seventeen years.

     2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other Lifetime Benefits under this Agreement.

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by multiplying the Accrual Balance set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date by the Vesting Percentage. Any increase in the Benefit Amount would require the recalculation of the Early Termination Annual Benefit on Schedule A. The benefit is determined by calculating a two-hundred four month fixed annuity from the vested Accrual Balance, crediting interest on the unpaid balance at an annual rate of eight percent, compounded monthly.

          2.2.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Executive for a period of seventeen years.

     2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, other than following a Change of Control, the Bank shall pay to the Executive the benefit described in this
Section 2.3 in lieu of any other Lifetime Benefits under this Agreement.

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in 100 percent of the Accrual Balance. Any increase in the Benefit Amount would require the recalculation of the Disability Annual Benefit on Schedule A. This benefit is determined by calculating a two-hundred four month fixed annuity from the Accrual Balance crediting interest on the unpaid balance at an annual rate of eight percent, compounded monthly.

          2.3.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Executive for a period of seventeen years.







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

     2.4 Change of Control Benefit. Upon Termination of Employment following a Change of Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other Lifetime Benefits under this Agreement.

          2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Change of Control Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in the Benefit Amount. Any increase in the Benefit Amount would require the recalculation of the Change of Control Annual Benefit on Schedule A.

          2.4.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the annual benefit to the Executive for a period of seventeen years.

                                    Article 3
                                 Death Benefits

     3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

          3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Accrual Balance set forth in Schedule A for the Plan Year ending immediately prior to the date of the Executive's death.

          3.1.2 Payment of Benefit. The Bank shall pay the benefit to the Executive's beneficiary in a lump sum within 90 days following the Executive's death.

     3.2 Death During Payment of a Lifetime Benefit. If the Executive dies after any Lifetime Benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining Accrual Balance at the time of the Executive's death to the Executive's beneficiary in a lump sum within 90 days of the Executive's death.

     3.3 Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences. If the Executive is entitled to a Lifetime Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the Accrual Balance at the time of the Executive's death to the Executive's beneficiary in a lump sum within 90 days of the Executive's death.


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

                                    Article 4
                                  Beneficiaries

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

     5.1 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

     5.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Bank terminates the Executive's employment for:

          (a) Gross negligence or gross neglect of duties;

          (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          (c) Misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations) or final cease and desist order; or

          (d) A significant violation of Bank policy committed in connection with the Director's service and resulting in an adverse effect on the Bank.




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

                                    Article 6
                          Claims and Review Procedures

     6.1 For all claims other than disability claims:

          6.1.1 Claims Procedure. The Executive or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

          6.1.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

          6.1.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.1.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The specific reasons for the denial,

          (b) A reference to the specific provisions of the Agreement on which the denial is based,

          (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     6.1.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          6.1.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

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

          6.1.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          6.1.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          6.1.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.1.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The specific reasons for the denial,

          (b) A reference to the specific provisions of the Agreement on which the denial is based,

          (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

     6.2 For disability claims:

          6.2.1 Claims Procedures. The Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

               6.2.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.



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

               6.2.1.2 Timing of Bank Response. The Bank shall notify the claimant in writing of any adverse determination as set out in this Section.

               6.2.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

               (a)  The specific reasons for the denial,

               (b) A reference to the specific provisions of the Agreement on which the denial is based,

               (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

               (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures,

               (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

               (f) Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank, and

               (g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

               6.2.1.4 Timing of Notice of Denial/Extensions. The Bank shall notify the claimant of denial of benefits in writing not later than 45 days after receipt of the claim by the Agreement. The Bank may elect to extend notification by two 30-day periods subject to the following requirements:



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

               (a) For the first 30-day extension, the Bank shall notify the claimant (1) of the necessity of the extension and the factors beyond the Agreement's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Agreement expects to render a decision.

               (b) If the Bank determines that a second 30-day extension is necessary based on factors beyond the Agreement's control, the Bank shall follow the same procedure in (a) above, with the exception that the notification must be provided to the claimant before the end of the first 30-day extension period.

               (c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be afforded 45 days within which to provide the specified information.

               6.2.2 Review Procedures - Denial of Benefits. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

               6.2.2.1 Initiation of Appeal. Within 180 days following notice of
          denial  of  benefits,   the  claimant  shall  initiate  an  appeal  by
          submitting a written notice of appeal to the Bank.

               6.2.2.2 Submissions on Appeal - Information Access. The claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Bank shall provide to the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

               6.2.2.3 Additional Bank Responsibilities on Appeal. On appeal, the Bank shall:

                    (a) Take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

                    (b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Agreement who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

                    (c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

                    (d) Identify medical or vocational experts who advise was obtained on behalf of the Agreement in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

                    (e) Ensure that the health care professional engaged for purposes of a consultation under subjection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

               6.2.2.4 Timing of Notification of Benefit Denial - Appeal Denial. The Bank shall notify the claimant not later than 45 days after receipt of the claimant's request for review by the Agreement, unless the Bank determines that special circumstances require an extension of time for processing the claim. If the Bank determines that an extension is required, written notice of such shall be furnished to the claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Bank shall indicate the special circumstances requiring an extension of time and the date by which the Agreement expects to render the determination on review.

               6.2.2.5 Content of Notification of Benefit Denial. The Bank shall provide the claimant with a notice calculated to be understood by the claimant, which shall contain:

                    (a)  The   specific   reason  or  reasons  for  the  adverse
                         determination;

                    (b) Reference to the specific Agreement provisions on which the benefit determination is based;

                    (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

                    (d) A statement of the claimant's rights to bring an action under ERISA Section 502(a);

                    (e) Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank;

                    (f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

                    (g) The following statement: "You and your Agreement may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency."









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

                                    Article 7
                           Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     8.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

     8.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

     8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     8.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a) Establishing and revising the method of accounting for the Agreement;

          (b)  Maintaining a record of benefit payments;

          (c)  Establishing   rules  and  prescribing  any  forms  necessary  or
               desirable to administer the Agreement; and

          (d)  Interpreting the provisions of the Agreement.

     8.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement.

EXECUTIVE:                                         NEWBERRY FEDERAL SAVINGS BANK


/s/ Steve P. Sligh                                 By  /s/ J. Thomas Johnson
----------------------------------                     -------------------------
Steve P. Sligh
                                                   Title Chairman/CEO
                                                         -----------------------

                             BENEFICIARY DESIGNATION

                          NEWBERRY FEDERAL SAVINGS BANK
                          SALARY CONTINUATION AGREEMENT

                                 STEVE P. SLIGH

I designate  the  following  as  beneficiary  of any death  benefits  under this
Agreement:

Primary:  Leslie O. Sligh
          ----------------------------------------------------------------------
          Spouse
--------------------------------------------------------------------------------
Contingent:  Per will
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

Note:To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature /s/ Steve P. Sligh
         ------------------------------
Date April 24, 2003
    ----------------------------------


Received by the Bank this 24th day of April, 2003.
                          ----        -----

By  /s/ J. Thomas Johnson
    ------------------------------------
Title  Chairman
       ----------------------------------

                          NEWBERRY FEDERAL SAVINGS BANK
                                 STEVE P. SLIGH
                          Salary Continuation Agreement
                                   Schedule A

                                                  Early                          Early          Change of        Disability
     Plan                                      Termination      Vested        Termination        Control           Annual
     Year         Benefit        Accrual         Vesting        Accrual     Annual Benefit    Annual Benefit      Benefit
    Ending         Level         Balance        Schedule        Balance      Payable at 63    Payable at 63    Payable at 63
    Oct-03            30,000         19,066       100%             19,066            4,184           30,000            4,184
    Oct-04            30,000         39,715       100%             39,715            8,048           30,000            8,048
    Oct-05            30,000         62,078       100%             62,078           11,615           30,000           11,615
    Oct-06            30,000         86,297       100%             86,297           14,909           30,000           14,909
    Oct-07            30,000        112,526       100%            112,526           17,951           30,000           17,951
    Oct-08            30,000        140,932       100%            140,932           20,760           30,000           20,760
    Oct-09            30,000        171,696       100%            171,696           23,353           30,000           23,353
    Oct-10            30,000        205,013       100%            205,013           25,747           30,000           25,747
    Oct-11            30,000        241,095       100%            241,095           27,958           30,000           27,958
    Oct-12            30,000        280,172       100%            280,172           30,000           30,000           30,000